UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 2005

                                 ROO Group, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                       000-25659               11-3447894
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                228 East 45th Street 8th Floor New York, NY 10017
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (646) 352-0260
                                                           --------------

                     62 White Street, Suite 3A, New York, NY
                10013 (Former name or former address, if changed
                               since last report)

                                   Copies to:
                            Richard A. Friedman, Esq.
                              David Schubauer, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         On April 1, 2005, ROO Group, Inc. (the "Company") entered into a sublease for an office located at 228 East 45th Street 8th Floor New York, NY 10017 (the "Premises"). On June 7, 2005, the Company moved its principal executive office to Premises. The Premises consist of 5,932 square feet of office space and features a full production suite for the filming and editing of original content for the internet. The sublease agreement expires November 29, 2008. Rent on the Premises is $10,000 per month until December 31, 2005. Rent on the Premises is scheduled to increase each year as follows: from January 1, 2006 to December 31, 2006, $10,300 per month; from January 1, 2007 to December 31, 2007, $10,609 per month; and from January 1, 2008 to November 29, 2008, approximately $11,920 per month.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit
Number                Description
------------------    ----------------------------------------------------------
10.1                  Sublease dated April 1, 2005


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   ROO Group, Inc.


Date: June 9, 2005                                  /s/ Robin Smyth
                                                   -----------------------------
                                                   Robin Smyth
                                                   Chief Financial Officer

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